SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 14, 1998


                        FRONTEER FINANCIAL HOLDINGS, LTD.
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             (Exact name of registrant as specified in its charter)



     Colorado                           0-17637                 45-0411501
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(State or other jurisdiction       (Commission File No.)    (I.R.S. Employer
  of incorporation)                                          Identification No.)


1700 Lincoln Street, 32nd Floor, Denver, Colorado                  80203
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   (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number including area code: (303) 860-1700



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Item 5.  OTHER EVENTS.

     On April 14, 1998, Fronteer Capital, Inc. ("Fronteer Capital"), a wholly owned subsidiary of Fronteer Financial Holdings, Ltd., and Heng Fung Finance Company Limited ("Heng Fung Finance"), a wholly owned subsidiary of Heng Fung Holdings Company Limited, committed to provide to Global Med Technologies, Inc. ("Global") lines of credit for up to $1,500,000 each for a total combined loan commitment of $3,000,000 over the next twelve months. The loans will bear interest calculated at the rate of 12% per annum and will mature 366 days after April 14, 1998.

     Pursuant to the loan commitment provided by Heng Fung Finance, Global has agreed that Global's board of directors will not exceed nine and that Heng Fung Finance has the right to appoint five members to the board of directors of Global and has the option to cancel all Global management and employee contracts. Global has the right to call the $1,500,000 from Heng Fung Finance as needed by Global. For issuing the commitment, Heng Fung Finance earned warrants to purchase 6,000,000 shares of Global's common stock. The warrants are exercisable at $0.25 per share for up to 10 years and Global has agreed to register, within 60 days after the loan commitment, the shares for resale under the Securities Act of 1933.

     The loan commitment provided by Fronteer Capital has substantially the same terms and conditions as the loan commitment provided by Heng Fung Finance except that, if Heng Fung Finance does not appoint directors to Global's board of directors, Fronteer Capital has the right to appoint a maximum of three members to the board of directors of Global, Global has the right to call the $1,500,000 from Fronteer after the total loan from Heng Fung Finance is drawn down, and if the loan provided by Fronteer is drawn down, Fronteer will earn warrants to purchase 6,000,000 shares of Global's common stock upon the same terms and conditions as the warrants to purchase 6,000,000 shares of Global's common stock earned by Heng Fung Finance. For issuing the commitment, Fronteer Capital has earned warrants to purchase 1,000,000 of the 6,000,000 shares of Global's common stock.

     If Global defaults on the repayment of any amount borrowed by Global pursuant to the Heng Fung Finance commitment, all existing members of the board of directors of Global will have to resign and Heng Fung Finance will have the right to appoint all new members to the board of directors, Heng Fung Finance will have the right to convert the outstanding amount of the loan into shares of Global's common stock at a conversion price of $0.05 per share and all employment contracts of the management and officers of Global will be invalid immediately and their employment will be subject to reconfirmation by Heng Fung Finance. If there is no default on the repayment to Heng Fung Finance or if there is a default and Heng Fung Finance does not exercise its rights on default, Fronteer Capital will have the same rights on default on the repayment of any amounts borrowed pursuant to the Fronteer Capital commitment as Heng Fung Finance as are specified above.



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                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 5, 1998



                                              FRONTEER FINANCIAL HOLDINGS, LTD.



                                              By: /s/ Gary L. Cook
                                                 ------------------------------
                                                 Gary L. Cook,
                                                 Chief Financial Officer














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